Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2021, relating to the financial statements of PlayStudios, Inc. appearing in Registration Statement No. 333-258018 on Form S-1 of PLAYSTUDIOS, Inc.

/s/ Deloitte & Touche LLP

Las Vegas, NV

August 25, 2021